

    Exhibit 4.5



                              EMCOR GROUP, INC.

                                     and

                               [WARRANT AGENT]

                              As Warrant Agent

                              ----------------


                     Warrant Agreement -- [Common Stock]

                             [Preferred Stock]*

                          Dated as of        , 199_

                              -----------------

*        Options Represented By Bracketed Or Blank Sections Herein Shall Be
         Determined In Conformity With The Applicable Prospectus Supplement Or
         Supplements


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                                TABLE OF CONTENTS

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                                   ARTICLE I.

                     ISSUANCE OF WARRANTS AND EXECUTION AND
                                         DELIVERY OF WARRANT CERTIFICATES.......................................  1

         SECTION 1.1.  Issuance of Warrants.....................................................................  1
         SECTION 1.2.  Execution and Delivery of Warrant Certificates...........................................  2
         SECTION 1.3.  Issuance of Warrant Certificates.........................................................  3
         SECTION 1.4.  Temporary Warrant Certificate............................................................  3

                                   ARTICLE II.

                           WARRANT PRICE, DURATION AND
                                               EXERCISE OF WARRANTS.............................................  4

         SECTION 2.1.  Warrant Price............................................................................  4
         SECTION 2.2.  Duration and Exercise of Warrants........................................................  4
         SECTION 2.3.  No Fractional Shares to Be Issued........................................................  5
         SECTION 2.4.  Covenant to Reserve Shares for Issuance on Exercise......................................  6
         SECTION 2.5.  Share Record Date........................................................................  7
         SECTION 2.6.  Rights Upon Dissolution or Liquidation...................................................  8

                                  ARTICLE III.

                         ADJUSTMENT OF WARRANT PRICE AND
                                 SHARES OF [COMMON] [PREFERRED] STOCK PURCHASABLE...............................  8
         SECTION 3.1.  Adjustment of Warrant Price..............................................................  8
         [SECTION 3.2.  Adjustment of shares of [Common] [Preferred] Stock
                  Purchasable Upon Exercise of Warrants......................................................... 14
         SECTION 3.3.  Statements on Warrants................................................................... 15

                                   ARTICLE IV.

                       OTHER PROVISIONS RELATING TO RIGHTS

                                        OF HOLDERS OF WARRANT CERTIFICATES...................................... 15

         SECTION 4.1.  No Rights as Warrant Securityholder Conferred by Warrants or
                  Warrant Certificates.......................................................................... 15
         SECTION 4.2.  Lost, Stolen, Mutilated or Destroyed Warrant Certificates................................ 15
         SECTION 4.3.  Holder of Warrant Certificate May Enforce Rights......................................... 16
         SECTION 4.4.  Reclassification, Consolidation, Merger, Share Exchange, Sale
                  or Conveyance................................................................................. 16

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                                        i


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
                                   ARTICLE V.

                              EXCHANGE AND TRANSFER
                                              OF WARRANT CERTIFICATES........................................... 17

         SECTION 5.1.  Exchange and Transfer of Warrant Certificates............................................ 17
         SECTION 5.2.  Treatment of Holders of Warrant Certificates............................................. 18
         SECTION 5.3.  Cancellation of Warrant Certificates..................................................... 19

                                   ARTICLE VI.

                                           CONCERNING THE WARRANT AGENT......................................... 19

         SECTION 6.1.  Warrant Agent............................................................................ 19
         SECTION 6.2.  Conditions of Warrant Agent's Obligations................................................ 19
                  (a)      Compensation and Indemnification..................................................... 19
                  (b)      Agent for the Company................................................................ 19
                  (c)      Counsel.............................................................................. 20
                  (d)      Documents............................................................................ 20
                  (e)      Certain Transactions................................................................. 20
                  (f)      No Liability for Interest............................................................ 20
                  (g)      No Liability for Invalidity.......................................................... 20
                  (h)      No Responsibility for Representations................................................ 20
                  (i)      No Implied Obligations............................................................... 20

         SECTION 6.3.  Resignation and Appointment of Successor................................................. 21

                                  ARTICLE VII.

                   [REDEMPTION;] [ACCELERATED SHARE CONVERSION
                                  DATE AND] [CONVERSION OF WARRANTS INTO SHARES]................................ 23

         [SECTION 7.1.  Redemption.............................................................................. 23
         SECTION 7.2.  Accelerated Share Conversion Date........................................................ 23
         SECTION 7.3.  Conversion of Warrants into Shares....................................................... 24
         SECTION 7.4.  Notice of Proposed Actions............................................................... 25

                                  ARTICLE VIII.

                                                   MISCELLANEOUS................................................ 26

         SECTION 8.1.  Amendment................................................................................ 26
         SECTION 8.2.  Notices and Demands to the Company and Warrant Agent..................................... 26

         SECTION 8.3.  Addresses................................................................................ 26
         SECTION 8.4.  Applicable Law........................................................................... 27
         SECTION 8.5.  Delivery of Prospectus................................................................... 27
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                                       ii


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         SECTION 8.6.  Obtaining of Governmental Approvals...................................................... 27
         SECTION 8.7.  Persons Having Rights under Warrant Agreement............................................ 27
         SECTION 8.8.  Headings................................................................................. 27
         SECTION 8.9.  Counterparts............................................................................. 27
         SECTION 8.10.  Inspection of Agreement................................................................. 27

                              EMCOR GROUP, INC.

                   Form of [Common Stock][Preferred Stock]

                              Warrant Agreement*

                  THIS WARRANT AGREEMENT dated as of , 199_ between EMCOR Group, Inc., a Delaware Corporation (the "Company,") and [Warrant Agent], as Warrant Agent (herein called the "Warrant Agent").

                  WHEREAS, the Company proposes to sell [if Warrants are sold with Debt Securities or Preferred Stock -- [title of Debt Securities or Preferred Stock being offered] (the "Offered Securities") with] warrant certificates evidencing one or more warrants (the "Warrants" or individually a "Warrant") representing the right to purchase [ ] shares of the Company's common stock, par value $.01 per share (the "Common Stock"), [ ] shares of the Company's preferred stock, par value $.10 per share (the "Preferred Stock", collectively with the Common Stock, the "Warrant Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                     ISSUANCE OF WARRANTS AND EXECUTION AND
                        DELIVERY OF WARRANT CERTIFICATES

                  SECTION 1.1. Issuance of Warrants. [If Warrants alone -- Upon issuance, each Warrant Certificate shall evidence one or more Warrants.] [If Offered Securities and Warrants -- Warrants shall be [initially] issued in connection with the issuance of the Offered Securities [but shall be separately transferable on and after (the "Detachable Date")][and shall not be separately transferable] and each Warrant Certificate shall evidence one or more Warrants.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase Warrant Securities. [If Offered Securities and Warrants -- Warrant Certificates shall be initially issued in units with the Offered Securities and each Warrant Certificate included in such a unit shall evidence

     Warrants for each     shares of Offered Securities included in such unit.]

--------
* Complete or modify the provisions of this Form as appropriate to reflect the terms of the Warrants, Warrant Securities and Offered

         Securities.

      2

                  SECTION 1.2. Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be executed on behalf of the Company by [its Chairman of the Board, the President, any Senior Vice President, or any Vice President and by the Secretary or any Assistant Secretary] under its corporate seal reproduced thereon. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced in the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                  No Warrant Certificates shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

                  In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

                  The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose [If Offered Securities and Warrants are not immediately detachable -- or upon the register of the Offered Securities prior to the Detachable Date. Prior to the Detachable Date, the Company will, or will cause the registrar of the Offered Securities to, make available at all times to the Warrant Agent such information as to holders of the Offered Securities with Warrants as may be necessary to keep the Warrant Agent's records up to date].


                  SECTION 1.3. Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase an aggregate total number not exceeding Warrant Securities (except as provided in Sections 1.4, 3.1 and 4.2) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly

      3

executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to Warrant Securities and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided or as provided in Section 2.3(c).

                  SECTION 1.4. Temporary Warrant Certificate. Pending the preparation of definitive Warrant Certificates, the Company may execute, and upon the order of the Company, the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificate in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

                  If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or ], without charge to the Holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

                                   ARTICLE II.
                           WARRANT PRICE, DURATION AND
                              EXERCISE OF WARRANTS

                  SECTION 2.1.  Warrant Price.  (a)  During the period
from         , through and including               , the exercise price of each
Warrant will be               .  During the period from                , through
and including                 , the exercise price of each Warrant will

be                 .  Such purchase price of Warrant Securities is referred to in this Warrant Agreement as the "Warrant Price". No adjustment shall be made for any dividends on any Warrant Securities issuable upon exercise of any Warrants.

                  (b) Warrants may be exercised by the holders thereof at any time, at the Warrant Price then in effect, when the Warrant Securities are registered pursuant to an effective registration statement under the Securities Act. Warrants shall in no event be exercisable for the purchase of Warrant Securities at any time when such Warrant Securities are not registered pursuant to an effective registration statement under the Securities Act.


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      4

                  The Company shall be required to register the Warrant Securities, or holders will have such other rights, only as provided in Section 2.3.

                  The Company shall promptly give all holders notice of the effectiveness of a registration statement in respect of Warrant Securities and of any subsequent lapses in the effectiveness of such registration statement.

                  SECTION 2.2. Duration and Exercise of Warrants. (a) The registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby in whole or in part at any time after , upon surrender of the Warrant Certificate with the form of election to purchase on the reverse side thereof duly executed, to the Warrant Agent at the principal office of the Warrant Agent [in the Borough of Manhattan, City and State of New York,] together with payment of the Warrant Price for each share of [Common] [Preferred] Stock as to which the Warrants are exercised, at or prior to 5:00 P.M. ([New York time]) on [the earliest of (i) , (the "Scheduled Share Conversion Date"), (ii) the Accelerated Share Conversion Date as defined in Section 7.1 hereof, or (iii) the business day immediately preceding the Redemption Date as defined in Section 7.1 hereof] [ [or such later date as the Company may designate, by notice to the Warrant Agent and the holders of the Warrant Certificates mailed to their addresses as set forth in the record books of the Warrant Agent] (the "Expiration Date"). Each Warrant not exercised at or before 5 P.M. [New York City time], on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease].

                  (b) The Warrant Price for each share of [Common] [Preferred] Stock pursuant to the exercise of a Warrant shall initially be , shall be subject to adjustment as provided in Article VII hereof, and shall be payable in lawful money of the United States of America.

                  (c) Upon receipt of a Warrant Certificate, with the form of election to purchase on the reverse side thereof, duly executed, accompanied by payment of the Warrant Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by check, bank draft or postal or express money order payable to the order of the Company, the Warrant Agent shall thereupon promptly (i) requisition from any transfer agent of the [Common] [Preferred] Stock of the Company certificates for the number of whole shares of [Common] [Preferred] Stock to be purchased and, when appropriate, for the number of fractional shares to be sold by the Warrant Agent, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares or Warrants, and (iii) promptly after receipt of such certificates cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and , when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Warrant Certificate.

                  (d) In case the registered holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Warrant Agent to the

      5

registered holder of such Warrant Certificate or to his duly authorized assigns, subject to the provisions of Section 2.4 hereof.

                  (e) The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received for the purchase of shares of [Common] [Preferred] Stock through the exercise of Warrants.

                  SECTION 2.3.  No Fractional Shares to Be Issued.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, if the number of shares of [Common] [Preferred] Stock purchasable on the exercise of each Warrant is not a whole number, the Company shall not be required to issue any fraction of a share of [Common] [Preferred] Stock or to distribute stock certificates that evidence fractional shares of [Common] [Preferred] Stock or to issue a Warrant Certificate representing a fractional Warrant upon exercise of any Warrants. If Warrant Certificates evidencing more than one Warrant shall be surrendered for exercise at one time by the same holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered. [If any fraction of a share of [Common] [Preferred] Stock would, except for the provisions of this Section 2.3, be issuable on the exercise of any Warrant or Warrants, the Company shall purchase such fraction for an amount in cash equal to such fraction of the then current market price of a share of [Common] [Preferred] Stock. The Warrant holders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a share of [Common] [Preferred] Stock or a stock certificate representing a fraction of a share of [Common] [Preferred] Stock.

                  (b) If the number of shares purchasable upon the exercise of each Warrant is adjusted pursuant to Section 3.1(l), the Company shall nonetheless not be required to issue fractions of shares upon exercise of the Warrants or to distribute share certificates which evidence fractional shares, nor shall the Company be required to make any cash adjustment in respect of a fractional interest in a share, but the fractional interest to which any person is entitled shall be sold in the manner set forth in subsection (c) of this
Section 2.3 by the Warrant Agent, acting as agent for the person entitled to such fractional interest, except as otherwise provided in such subsection.

                  (c) The Warrant Agent shall remit to such person the proceeds of the sale of any such fractional interest sold by it as such agent. Fractional interests shall be non-transferable except by or to the Warrant Agent acting as herein authorized. The Warrant Agent may sell fractional interests on the basis of market prices of the Warrants or shares of [Common] [Preferred] Stock as determined by the Warrant Agent in its sole discretion. In lieu of making an actual sale of a fractional interest, the Company may authorize the Warrant Agent to value fractional interests without actual sale on the basis of the current market price of the Warrants or shares of [Common] [Preferred] Stock as determined by the Warrant Agent in its sole discretion.

                  SECTION 2.4. Covenant to Reserve Shares for Issuance on Exercise. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued Warrant Securities or its authorized and issued Warrant securities held in its

      6

Treasury, solely for the purpose of issue upon exercise of Warrants, the full number of Warrant Securities, if any, then issuable if all outstanding Warrants then exercisable were to be exercised. The Company covenants that, subject to payment of the Warrant Price, all shares of [Common] [Preferred] Stock which shall be so issuable shall be duly and validly issued and fully paid and nonassessable.

                  [The Company hereby authorizes and directs its current and future transfer agents for the shares of [Common] [Preferred] Stock and for any shares of the Company's capital stock issuable upon the exercise of any of the Warrants at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will supply such transfer agents with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in this Article II.]

                  The Company covenants that if any shares of [Common] [Preferred] Stock required to be reserved for purposes of exercise of Warrants require, under any federal or state law or rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event shall such shares of [Common] [Preferred] Stock be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect.

                  The Company further covenants and agrees that it will pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Warrant Certificates or of any shares of [Common] [Preferred] Stock upon the exercise or conversion of Warrants. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or conversion or delivery of Certificates for shares of [Common] [Preferred] Stock in a name other than that of the registered holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificates for shares of [Common] [Preferred] Stock upon the exercise or conversion of any Warrants until any such tax shall have been paid (any such tax being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                  SECTION 2.5. Share Record Date. Each person in whose name any certificate for shares of [Common] [Preferred] Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the shares of [Common] [Preferred] Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Warrant Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the [Common] [Preferred] Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the [Common] [Preferred] Stock transfer books of the

      7

Company are open. Prior to the exercise of the Warrants evidenced thereby, the holder of a [Common] [Preferred] Stock Warrant Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Warrants shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  SECTION 2.6. Rights Upon Dissolution or Liquidation. Notwithstanding any other provision of this Agreement relating to the rights of holders of Warrant Certificates, in the event that, at any time after the date hereof, there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give notice by first-class mail to each holder of an outstanding Warrant at such holder's address as it appears on the Warrant Register at the earliest practicable time (and, in any event, not less than twenty days before any date set for definitive action), of the date on which such dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of record of [Common] [Preferred] Stock or other securities, if any, underlying the Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, as the case may be, on which date each holder of outstanding Warrants shall receive cash or other property (taking into account the Warrant Price then if effect) which it would have been entitled to receive had the Warrants been exercisable and exercised immediately prior to such dissolution, liquidation or winding up and the rights to exercise the Warrants shall terminate.

                                  ARTICLE III.
                         ADJUSTMENT OF WARRANT PRICE AND
                SHARES OF [COMMON] [PREFERRED] STOCK PURCHASABLE

                  SECTION 3.1. Adjustment of Warrant Price. The Warrant Price specified in Section 2.1 shall be subject to adjustment from time to time as follows:

                  (a) In case the Company shall (i) pay a dividend or make a distribution on the Warrant Securities in shares of its [Common] [Preferred] Stock, (ii) subdivide the outstanding Warrant Securities into a greater number of shares, (iii) combine the outstanding Warrant Securities into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the shares of [Common] [Preferred] Stock (including any such reclassification in connection with a consolidation, merger or share exchange in which the Company is the continuing corporation), the Warrant Price in effect at such time shall be adjusted so that the holder of any Warrant thereafter surrendered for exercise shall be entitled to receive the number of shares of [Common] [Preferred] Stock which he would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the record date in the case of a dividend or the effective date in the case of a subdivision or combination. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the record date in the case of a dividend, except as provided in subparagraph (h) below, and shall become effective immediately after the effective date in the case of a subdivision or combination.

      8

                  (b) In case the Company shall issue rights or warrants to all holders of [Common] [Preferred] Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of [Common] [Preferred] Stock at a price per share less than the current market price per share of [Common] [Preferred] Stock (as defined for purposes of this subparagraph (b) in subparagraph (e) below), at the record date for the determination of stockholders entitled to receive such rights or warrants, the Warrant Price in effect after such record date shall be determined by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of [Common] [Preferred] Stock outstanding at the close of business on the record date for issuance of such rights or warrants plus the number of shares of [Common] [Preferred] Stock which the aggregate offering price of the total number of shares of [Common] [Preferred] Stock so offered would purchase at such current market price, and the denominator of which shall be the number of shares of [Common] [Preferred] Stock outstanding at the close of business on the record date for issuance of such rights or warrants plus the number of additional shares of [Common] [Preferred] Stock receivable upon exercise of such rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subparagraph (h) below, after such record date. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent. Shares of [Common] [Preferred] Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall distribute to all holders of shares of [Common] [Preferred] Stock (including any such distribution made in connection with a consolidation, merger or share exchange in which the Company is the continuing corporation) any shares of capital stock of the Company (other than shares of [Common] [Preferred] Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company or from any surplus legally available for dividends under the laws of the state of incorporation of the Company and dividends payable in shares of [Common] [Preferred] Stock) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in subparagraph (b) above) (any of the foregoing being hereinafter in this subparagraph (c) called the "Securities"), then, in each such case, unless the Company elects to reserve such Securities (or, at the option of the Company, pay cash as provided below) for distribution to the holders of the Warrants upon the exercise of the Warrants so that any such holder exercising Warrants will receive such exercise, in addition to the Shares of [Common][Preferred] Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities, exercised its Warrants into Warrant Securities (or, at the option of the Company, a sum equal to the value thereof at the time of distribution as determined by the Company's Board of Directors in its sole discretion), the Warrant Price shall be adjusted so that the same shall equal the price determined by multiplying the Warrant Price in effect immediately prior to the

      9

date of such distribution by a fraction the numerator of which shall be the current market price per share (as defined for purposes of this subparagraph (c) in subparagraph (e) below) of the shares of [Common] [Preferred] Stock on the record date mentioned above less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the Securities so distributed allocable to one share of [Common] [Preferred] Stock, and the denominator of which shall be the current market price per share (determined as provided in subparagraph (e) below) of the share of [Common] [Preferred] Stock. Such adjustment shall become effective immediately prior to the opening of business on the day following the record date for the determination of shareholders entitled to receive such distribution. In the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such distribution had not been fixed.

                  (d) If, pursuant to subparagraph (b) or (c) above, the number of shares of Warrant Securities into which a Warrant is convertible shall have been adjusted because the Company has declared a dividend, or made a distribution, on the outstanding shares of Warrant Securities in the form of any right or warrant to purchase securities of the Company, or the Company has issued any such right or warrant, then, upon the expiration of any such unexercised right or unexercised warrant, the Warrant Price shall forthwith be adjusted to equal the Warrant Price that would have applied had such right or warrant never been declared, distributed or issued.

                  (e) For the purposes of any computation under subparagraph (b) above, the current market price per share of [Common] [Preferred] Stock or of any other security (herein collectively referred to as a "security") at the date herein specified shall be deemed to be the average of the reported last sales prices for the [thirty consecutive Trading Days (as defined below) commencing forty-five Trading Days (as defined below) before the date in question] [ten consecutive Trading Days (as defined below) selected by the Company commencing not less than twenty nor more than thirty days before the date in question]. For the purpose of any computation under subparagraph (c) above, the current market price per security on any date shall be deemed to be the average of the reported last sales prices for the ten consecutive Trading Days before the date in question. The reported last sales price for each day (whether for purposes of subparagraph (b) or subparagraph (c)) shall be the reported last sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange at such time, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Company or a committee thereof or, if no such quotations are

      10

available, the fair market value of such security as determined by a New York Stock Exchange member firm regularly making a market in the shares of [Common] [Preferred] Stock selected for such purpose by the Board of Directors of the Company or a committee thereof. As used herein, the term "Trading Day" with respect to a security means (x) if such security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if such security is quoted on the National Market System of the NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (f) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least [1%] in such Warrant Price; provided, however, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Article III shall be made to the nearest cent or to the nearest .01 of a share, as the case may be, with one-half cent and .005 of a share, respectively, being rounded upward. Anything in this Article III to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Warrant Price, in addition to those required by this paragraph (f), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable.

                  (g) Whenever the Warrant Price is adjusted as herein provided, the Company shall file with the transfer agent a certificate, signed by [the Chairman of the Board, the President, any Senior Vice President, or any Vice President] of the Company, setting forth the Warrant Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment; provided, however, that the failure of the Company to file such officers' certificate shall not invalidate any corporate action by the Company.

                  (h) In any case in which this Article III provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (y) issuing to the holder of any Warrant converted after such record date and before the occurrence of such event the additional shares of Warrant Securities or other assets issuable upon such exercise by reason of the adjustment required by such event over and above the Warrant Securities or other assets issuable upon such exercise before giving effect to such adjustment and (z) paying to such holder any amount of cash in lieu of any fractional share; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (i) Whenever the Warrant Price is adjusted as provided in
Article III, the Company shall cause to be mailed to each holder of Warrants at its then registered address by first-class mail, postage prepaid, a notice of such adjustment of the Warrant Price setting forth

      11

such adjusted Exercise Price and the effective date of such adjusted Exercise Price; provided, however, that the failure of the Company to give such notice shall not invalidate any corporate action by the Company.

                  (j) In the event that at any time, as a result of an adjustment made pursuant to Section 3.1, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of [Common] [Preferred] Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 3.1(a) through (c), inclusive and the provisions of Sections 2.3, 2.4 and 2.5 with respect to the shares of [Common] [Preferred] Stock shall apply on like terms to any such other shares.

                  (k) All Warrants originally issued by the Company subsequent to any adjustment made to the Warrant Price hereunder shall evidence the right to purchase, at the adjusted Warrant Price, the number of shares of [Common] [Preferred] Stock purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein.

                  (l) Unless the Company shall have exercised its election as provided in Section 3.1(m), upon each adjustment of the Warrant Price as a result of the calculations made in Section 3.1(a),(b) or (c), each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Warrant Price, that number of shares (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares covered by a Warrant immediately prior to this adjustment of the number of shares by the Warrant Price in effect immediately prior to such adjustment of the Warrant Price and (ii) dividing the product so obtained by the Warrant Price in effect immediately after such adjustment of the Warrant Price.

                  (m) The Company may elect on or after the date of any adjustment of the Warrant Price to adjust the number of Warrants, in substitution for any adjustment in the number of shares of [Common] [Preferred] Stock purchasable upon the exercise of a Warrant as provided in Section 3.2. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for one share of [Common] [Preferred] Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Warrant Price in effect prior to adjustment of the Warrant Price by the Warrant Price in effect after adjustment of the Warrant Price. The Company shall make a public announcement of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Warrant Price is adjusted or any day thereafter, but shall be at least 10 days later than the date of the public announcement. Upon each adjustment of the number of Warrants pursuant to this subsection (l) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrant Certificates on such record date Warrant Certificates evidencing, subject to Section 2.4, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant

      12

Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Warrant Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the public announcement.

                  (n) Irrespective of any adjustment or change in the Warrant Price or the number of shares of [Common] [Preferred] Stock issuable upon the exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Warrant Price per share and the number of shares which were expressed upon the initial Warrant Certificates issued hereunder.

                  (o) Anything in this Article III to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Warrant Price, in addition to those adjustments required by this Article III, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the shares of [Common] [Preferred] Stock, issuance wholly for cash of any shares of [Common] [Preferred] Stock at less than the current market price, issuance wholly for cash of shares of [Common] [Preferred] Stock or securities which by their terms are convertible into or exchangeable for Common Stock, stock dividend, issuance of rights, options or warrants referred to hereinabove in this Article III, or other event referred to hereinabove in this Article III treated for Federal income tax purposes as a dividend of stock or stock rights, hereinafter made by the Company to its common shareholders, shall not be taxable to the recipients.

                  [SECTION 3.2. Adjustment of shares of [Common] [Preferred] Stock Purchasable Upon Exercise of Warrants. The number of Warrant Securities that may be purchased upon exercise of a Warrant shall be determined by multiplying the number of shares of [Common] [Preferred] Stock which would otherwise (but for the provisions of this Section 3.2) be issuable upon such exercise by a fraction of which (a) the numerator is and (b) the denominator is $ minus deductions made from (and/or plus additions to) the Warrant Price pursuant to Sections 3.1(a) or (c) hereof. The Warrant Price per share of [Common] [Preferred] Stock shall be adjusted and readjusted from time to time as provided in this Article III and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this
Article III.]

                  SECTION 3.3. Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article III, and Warrant Certificates issued after such adjustment may state the same Warrant Price and the same number of shares of [Common] [Preferred] Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

      13

                                   ARTICLE IV.
                       OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

                  SECTION 4.1. No Rights as Warrant Securityholder Conferred by Warrants or Warrant Certificates. No Warrant Certificates or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to vote at, or to receive notice of, any meeting of shareholders of the Company; the consent of action or proceeding of the Company; no such holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, either at, before or after exercising such Warrant, shall have any right to receive any cash dividends, stock dividends, allotments or rights, or other distributions (except as specifically provided herein), paid, allotted or distributed or distributable to the stockholders of the Company prior to the date of the exercise of such Warrant; and no such holder shall have any right not expressly conferred by the Warrant or Warrant Certificate that such holder holds.

                  SECTION 4.2. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to the Warrant Agent and the Company, and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant

Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

                  SECTION 4.3. Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the Trustee, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants

      14

evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.

                  SECTION 4.4. Reclassification, Consolidation, Merger, Share Exchange, Sale or Conveyance. In case any of the following shall occur while any Warrants are outstanding: [(a) any reclassification or change of the outstanding shares of Warrant Securities (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of the Warrant Securities);] or (b) any consolidation, merger, share exchange or combination of the Company with or into another corporation (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of [Common] [Preferred] Stock) as a result of which holders of Warrant Securities shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Warrant Securities; or (c) any sale or conveyance of the property or assets of the Company as, or substantially as, an entirety to any other entity as a result of which holders of Warrant Securities shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Warrant Securities; then the Company, or such successor or purchasing corporation, as the case may be, shall make appropriate provision by amendment of this Agreement or otherwise so that the holders of the Warrants then outstanding shall have the right at any time thereafter, upon exercise of such Warrants, to receive the kind and amount of shares of stock and other securities and property or assets receivable upon such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance [(or at the option of the Company, a sum equal to the value thereof at the time of the distribution as determined by the Board of Directors in its sole discretion)] as would be received by a holder of the number of shares of Warrant Securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, share exchange, merger, sale or conveyance, and, in the case of a consolidation, merger, share exchange, sale or conveyance the Company shall thereupon be relieved of any further obligation hereunder or under the Warrants, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrants issuable hereunder which theretofore shall not have been signed by the Company, and may execute and deliver Warrant Securities in its own name, in fulfillment of its obligations to deliver Warrant Securities upon exercise of the Warrants. All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof. In any case of any such reclassification, change, consolidation, merger, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Warrants thereafter to be issued as may be appropriate.

                  The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such reclassification, change, merger, share exchange, consolidation, sale or conveyance complies with the provisions of this Section 4.4.

      15

                                   ARTICLE V.
                              EXCHANGE AND TRANSFER
                             OF WARRANT CERTIFICATES

                  SECTION 5.1. Exchange and Transfer of Warrant Certificates, [If Offered Securities with Warrants which are immediately detachable -- Upon] [If Offered Securities with Warrants which are not immediately detachable -- Prior to the Detachable Date a Warrant Certificate may be exchanged or transferred only together with the Offered Security to which the Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Security. Prior to any Detachable Date, each transfer of the Offered Security on the register of the Offered Securities shall operate also to transfer the related Warrant Certificates. After the Detachable Date upon] surrender at the corporate trust office of the Warrant Agent [or ], Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such

Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office [and at ], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office [or ] for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange or registration of transfer.

                  SECTION 5.2. Treatment of Holders of Warrant Certificates. [If Offered Securities and Warrants are not immediately detachable -- Prior to the Detachable Date, the Company, the Warrant Agent and all other persons may treat the owner of the Offered Security as the owner of the Warrant Certificates initially attached thereto for any purpose or as the person entitled to exercise the rights represented by the Warrants evidenced by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date, and] [P]rior to due presentment of a Warrant Certificate for registration of transfer, the Company, the Warrant Agent and all other persons may treat the holder of a Warrant

      16

Certificate as the owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

                  SECTION 5.3. Cancellation of Warrant Certificates. Any Warrant Certificates surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of canceled Warrant Certificates in a manner satisfactory to the Company.

                                   ARTICLE VI.
                          CONCERNING THE WARRANT AGENT

                  SECTION 6.1. Warrant Agent. The Company hereby appoints [Warrant Agent] as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and [Warrant Agent] hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

                  SECTION 6.2. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

         (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

         (b) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust

      17

for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

         (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.


         (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

         (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in the Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under any of the Indentures.

         (f) No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

         (g) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent's countersignature thereon).

         (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

         (i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company

      18

pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant

Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in
Section 7.2 hereof, to make any demand upon the Company.

                  SECTION 6.3.  Resignation and Appointment of Successor.

                  (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

                  (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 6.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

                  (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and

      19

acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

                  (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                  (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which substantially all the assets and business of the Warrant Agent have been transferred, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                  ARTICLE VII.
                   [REDEMPTION;] [ACCELERATED SHARE CONVERSION
                 DATE AND] [CONVERSION OF WARRANTS INTO SHARES]

                  [SECTION 7.1. Redemption. The Company may, at its option, at any time from and after , and at or prior to 5:00 p.m., [New York time], on the earlier of the Scheduled Share Conversion Date or the Accelerated Share Conversion Date (as defined in Section 7.2, redeem all but not less than all of the then outstanding Warrants at a redemption price of $ per Warrant, subject to adjustment pursuant to the provisions of Section 7.3(b). Such price, as the same may be from time to time adjusted, is hereinafter referred to as the "Redemption Price." If the Company should desire to exercise such right to redeem all of the then outstanding Warrants, it will give notice of such redemption to the holders thereof as follows:

                  Notice of such redemption to holders of Warrants shall be mailed to all such holders not less than 30 nor more than 90 days prior to the date fixed for redemption to their last addresses as they appear upon the registry books of the Warrant Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will specify the date fixed for redemption ("Redemption Date") and the Redemption Price. The notice will state that payment of the Redemption Price will be made at the office or agency of the Warrant Agent or at the option of the Company at a specified office of the Company in the City of Dallas, State of Texas, upon presentation and surrender of such Warrants, and will also state that the

      20

right to exercise the Warrants will terminate at the close of business on the business day immediately preceding the Redemption Date.

                  On or before the Redemption Date, the Company shall deposit with the Warrant Agent funds in form satisfactory to the Warrant Agent sufficient to redeem the then outstanding Warrants at the Redemption Price.]

                  [SECTION 7.2. Accelerated Share Conversion Date. If the price of a share of [Common] [Preferred] Stock (as determined pursuant to the second sentence of Section 3.1(e)) for each of 10 consecutive trading days is at least $ , subject to adjustment pursuant to the provisions of Section 7.3(b) (such price, as the same may from time to time be adjusted, is hereinafter referred to as the "Acceleration Price"), then the Company may, at its option, accelerate the date on which the Warrants shall be converted into shares of [Common] [Preferred] Stock and cease to be exercisable. If the Company shall so accelerate such date, it shall give notice of such acceleration within 30 days after the end of any such 10 consecutive trading day period to the holders of Warrants as follows:

                  Notice of such acceleration shall be mailed to all holders of Warrants not less than 30 nor more than 90 days prior to the date specified in such notice as the date on which the Warrants shall be converted into shares of [Common] [Preferred] Stock and cease to be exercisable (the "Accelerated Share Conversion Date") to their last addresses as they appear upon the registry books of the Warrant Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of acceleration will specify the Accelerated Share Conversion Date and the Acceleration Price.]

                  [SECTION 7.3. Conversion of Warrants into Shares. (a) To the extent that any Warrant Certificates remain outstanding at the expiration of the period during which the Warrants are exercisable, as set forth in Section 2.3(a) hereof, the unexercised Warrants represented thereby shall be converted automatically into shares of [Common] [Preferred] Stock at the rate of [ ] share[s] of [Common] [Preferred] Stock for each [ ] Warrants. The registered holders of such Warrant Certificates shall be deemed to have become holders of record of such share or shares of [Common] [Preferred] Stock as of the date of such conversion. If the number of shares of [Common] [Preferred] Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 3.2, the rate at which shares of [Common] [Preferred] Stock are issued upon such conversion of unexercised Warrants at the expiration of the period during which the Warrants are exercisable shall be adjusted in order that the total number of shares of [Common] [Preferred] Stock issued for each [ ] unexercised Warrants at such expiration equals the number of such shares purchasable upon the exercise of each Warrant after such adjustment. Notwithstanding the foregoing provisions of this Section 7.3, no fractional shares of [Common] [Preferred] Stock shall be issuable upon such conversion. In lieu of fractional shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant

Certificates are so converted an amount in cash equal to the same fraction of the current market value of a share of [Common] [Preferred] Stock. For the purposes of this Section 7.3, the current market value of a share of [Common] [Preferred] Stock shall be the closing price of a share of [Common] [Preferred] Stock (as determined pursuant to the second sentence of Section 3.1(e)) for the trading day immediately

      21

prior to the date of such conversion. After such conversion of outstanding and unexercised Warrants into shares of [Common] [Preferred] Stock, the holder of any Warrant Certificate representing such Warrants shall surrender the same to the Warrant Agent (or, if this Agreement shall have been terminated, to the transfer agent for shares of [Common] [Preferred] Stock) and such holder shall be entitled, upon such surrender, to receive in exchange therefor a certificate or certificates representing the number of whole shares of [Common] [Preferred] Stock into which such Warrants shall have been converted as aforesaid and payments as aforesaid for any fractional share represented thereby (without interest). Unless and until so surrendered, such Warrant Certificates shall be deemed for all purposes (subject to the further provisions of this paragraph) to evidence the ownership of the whole number of shares of [Common] [Preferred] Stock into which the Warrants evidenced thereby have been so converted. Unless and until any such Warrant Certificate shall be so surrendered, dividends or distributions payable to holders of record of shares of [Common] [Preferred] Stock shall not be paid to the holder of any such Warrant Certificate not surrendered, but there shall be paid to the record holder of such Warrant Certificate, with respect to the shares of [Common] [Preferred] Stock issued upon such conversion therefor, (i) upon such surrender the amount of the dividends or distributions which shall theretofore have become payable thereon, but without interest, and (ii) after such surrender, the amount of any dividend or distribution with a record date prior to surrender and the payment date of which shall be subsequent to surrender, such amount to be paid on such payment date.

                  (b) Upon each adjustment of the Warrant Price of the Warrants, the Redemption Price and the Acceleration Price in effect immediately prior to the adjustment shall be adjusted to be a price equal to the product of the Redemption Price or the Acceleration Price, as the case may be, in effect immediately prior to the adjustment of the Warrant Price multiplied by a fraction the numerator of which is the Warrant Price which was in effect immediately after the adjustment of the Warrant Price and the denominator of which is the Warrant Price immediately prior to such adjustment.]

                  SECTION 7.4. Notice of Proposed Actions. In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Common [or Preferred] Stock or to make any other distribution to the holders of its Common [or Preferred] Stock (other than a cash dividend), or
(b) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common [or Preferred] Stock (other than a reclassification involving only the subdivision or combination of outstanding Common [or Preferred] Stock), or (d) to effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Warrant, in accordance with Section 8.2, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common [or Preferred] Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten days prior to the record date for determining holders of the

      22

Common [or Preferred] Stock for purposes of such action, and in the case of any such action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common [or Preferred] Stock, whichever shall be the earlier. The failure to give notice required by this Section 7.4 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

                  SECTION 8.1. Amendment. (a) This Agreement and the Warrant Certificates may be amended by the Company and the Warrant Agent, without the consent of the registered holders of the Warrant Certificates or the Warrant holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, for the purpose of appointing a successor Warrant Agent in accordance with Section 6.3 or in any other manner which the Company may deem to be necessary or desirable and which will not materially and adversely affect the interests of the Warrant holders.

                  (b) The Company and the Warrant Agent may modify or amend this Agreement and the Warrant Certificates, with the consent of the holders of not fewer than a majority in number of the then outstanding unexercised Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that decreases or increases the Warrant Price, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the holders or reduces the percentage of outstanding Warrants the consent of the holders of which is required for modification or amendment of this Agreement or the Warrant Certificates, may be made without the consent of each Warrant holder affected thereby.


                  SECTION 8.2. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

                  SECTION 8.3. Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to [Warrant Agent],

 , Attention: and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to EMCOR Group, Inc., 101 Merritt Seven Corporate Park, Norwalk, CT 06851 (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

                  SECTION 8.4. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms

      23

and provisions thereof shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.5. Delivery of Prospectus. The Company will furnish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of the Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a Prospectus. The Warrant Agent shall not, by reason of any such delivery, assume any responsibility for the accuracy or adequacy of such Prospectus.

                  SECTION 8.6. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including without limitation a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Securities issued upon exercise of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

                  SECTION 8.7. Persons Having Rights under Warrant Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any legal or equitable right, remedy or claim under or by reason of this Agreement.


                  SECTION 8.8. Headings. The descriptive headings of the several Articles and
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  SECTION 8.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

                  SECTION 8.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

      24

                  IN WITNESS WHEREOF, EMCOR Group, Inc. and [Warrant Agent] have caused this Agreement to be signed by their respective duly authorized officers, and their respective corporate seals to be affixed hereunto, and the same to be attested by their respective Secretaries or one of their respective Assistant Secretaries, all as of the day and year first above written.

                                                   EMCOR GROUP, INC.

                                                   By _________________________
                                                      Title:

Attest:

-------------------------
Title:

                                                   [WARRANT AGENT]

                                                   By _________________________
                                                      Title:

Attest:

-------------------------
Title:

                 Exhibit A


                           FORM OF WARRANT CERTIFICATE

                          [Face of Warrant Certificate]

[Form of Legend if Offered Securities with
Warrants which are not immediately
detachable.

Prior to _______________ this Warrant Certificate cannot be transferred or exchanged unless attached to a [Title of Offered Securities].]

[Form of Legend if Warrants are not
immediately exercisable.
Prior to _______________, Warrants
evidence by this Warrant Certificate cannot be exercised.]

                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN
                              TRITON ENERGY LIMITED
                              WARRANTS TO PURCHASE
                          [Title of Warrant Securities]
          VOID AFTER 5 P.M. [NEW YORK CITY] TIME ON _______________ OR EARLIER IF NOTICE OF REDEMPTION OR ACCELERATION IS GIVEN

No. __________                                            __________ Warrants

                  This certifies that [the bearer is the] [      or registered
assigns is the registered] owner of the above indicated number of Warrants, each Warrant entitling such owner [if Offered Securities with Warrants which are not immediately detachable -- , subject to the registered owner qualifying as a "holder" of this Warrant Certificate, as hereinafter defined] to purchase, at
any time [after 5 P.M., [New York City] time, on              and] on or before
[the earliest of (i)] 5 P.M. [New York City] time on     ,      , [(ii) the
Accelerated Share Conversion Date as defined in the Warrant Agreement (referred to herein) or (iii) the business day immediately prior to the Redemption Date as defined in the Warrant Agreement,] [Common Stock, par value $.01 per share] [Preferred Stock, par value $.10 per share] (the "Warrant Securities"), of EMCOR Group, Inc. (the "Company"), issued and to be issued under the Warrant Agreement
(as hereinafter defined), on the following basis: during the period from     ,
through and including                 the exercise price of each Warrant will be
$  per  share; during the period from       , through and including     ,      ,
the  exercise  price of each Warrant will be $        per share (the "Warrant
Price"). No adjustment shall be made for any dividends on any Warrant Securities issuable upon exercise of any Warrant.

                  The holder may exercise the Warrants evidenced hereby by

providing certain information set forth on the back hereof, including any applicable certifications if the Warrant Securities are issuable in bearer form, and by paying in full in lawful money of the United States of America [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [Warrant Agent], or its
successor as warrant agent (the "Warrant Agent"), [or    ] currently at the
address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

                  The term "holder" as used herein shall mean [if Offered Securities with Warrants which are not immediately detachable -- , prior to (the "Detachable Date"), the registered owner of the Company's [title of Offered Securities] to which this Warrant Certificate is initially attached, and after such Detachable Date,] the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 5.1 of the Warrant Agreement.

                  Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form in denominations of and any integral multiples thereof. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

                  This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of (the "Warrant Agreement") between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent
[and at         ].

                  [If Offered Securities with Warrants which are not immediately
detachable -- Prior to           , this Warrant Certificate may be exchanged or
transferred only together with the [Title of Offered Securities] ("Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. After such date, this] [if Offered Securities with Warrants which are immediately detachable -- Transfer of this] Warrant Certificate may be registered when this Warrant Certificate is surrendered at
the corporate trust office of the Warrant Agent [or     ] by the registered
owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.]

                  [If Offered Securities with Warrants which are not immediately detachable -- Except as provided in the immediately preceding paragraph, after] [If Offered Securities with Warrants which are immediately detachable or Warrants alone -- After] countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant

Certificate may be exchanged at the corporate trust office of the Warrant Agent [or ] for Warrant Certificates representing the same aggregate number of Warrants.

                  The Warrants evidenced by this Certificate may be redeemed by the Company at its option at any time from and after [ ] but before they are converted into [Common] [Preferred] Stock, at a redemption price of [ ] per Warrant subject to adjustment, in accordance with the terms of the Warrant Agreement.

                  If the price of a share of [Common] [Preferred] Stock (determined in accordance with the Warrant Agreement) for each of 10 consecutive trading days is at least [ ] (subject to adjustment as provided in the Warrant Agreement), the Company may, at its option, accelerate the date on which the Warrants shall be converted into [Common] [Preferred] Stock and cease to be exercisable.

                  If the Warrants evidenced by this Warrant Certificate remain outstanding at the expiration of the period during which Warrants are exercisable, as set forth in the first paragraph of this Warrant Certificate, such Warrants shall thereupon be converted into [ ] shares of [Common] [Preferred] Stock for each [ ] unexercised Warrants hereunder (subject to adjustments as provided in the Warrant Agreement). After such conversion of outstanding Warrants represented by this Warrant Certificate into shares of [Common] [Preferred] Stock, the holder of this Warrant Certificate shall surrender the same to the Warrant Agent (or, if the Warrant Agreement shall have been terminated, to the transfer agent for [Common] [Preferred] Stock) and the holder shall be entitled, upon such surrender, to receive in exchange therefor a certificate or certificates representing the number of whole shares of [Common] [Preferred] Stock into which such Warrants shall have been converted as aforesaid. Unless and until so surrendered, this Warrant Certificate shall be deemed for all purposes (subject to the further provisions of this paragraph) to evidence the ownership of the whole number of shares of [Common] [Preferred] Stock into which the Warrants evidenced thereby have been so converted. Unless and until this Warrant Certificate shall be so surrendered, dividends or distributions payable to holders of record of Common Stock shall not be paid to the holder of this Warrant Certificate, but there shall be paid to the record holder of this Warrant Certificate, with respect to the [Common] [Preferred] Stock issued upon such conversion therefor, (i) upon such surrender, the amount of the dividends or distributions which shall theretofore have become payable thereon, but without interest, and (ii) after such surrender, the amount of any dividend or distribution with a record date prior to surrender and the payment date of which shall be subsequent to surrender, such amount to be paid on such payment date.

                  No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of [Common]

[Preferred] Stock or of any other securities of the Company which may at any time be issuable on the exercise or conversion thereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, share exchange, merger, conveyance, or otherwise) or, except as provided in the Warrant

Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised or converted as provided in the Warrant Agreement.

                  This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

                  Dated as of _______________

                                                 EMCOR Group, Inc.

                                                 By: __________________________

Attest:

-----------------------------

Countersigned:

[WARRANT AGENT],

  As Warrant Agent

By: _________________________
          Authorized Signature

                        [Reverse of Warrant Certificate]

                      Instructions for Exercise of Warrant


                  To exercise the Warrants evidenced hereby, the holder must pay in Dollars [in cash or by certified check or official bank check or by bank wire transfer] [by bank wire transfer] [in immediately available funds] the Warrant Price in full for Warrants exercised to [Warrant Agent], [corporate trust department] [insert address of Warrant Agent], Attn. [or ], which [payment] [wire transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below, including any applicable certifications if the Warrant Securities are issuable in bearer form, and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the [payment] [wire transfer].

                     To Be Executed Upon Exercise of Warrant

                  The undersigned hereby irrevocably elects       to exercise
Warrants, evidenced by this Warrant Certificate, to purchase      [Common Stock]
[Preferred Stock] of American Express Company (the "Warrant Securities") and represents that he has tendered payment for such Warrant Securities in Dollars [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer] in immediately available funds to the order of Triton Energy Limited, c/o [insert name and address of Warrant Agent],
in the amount of      in accordance with the terms hereof. The undersigned
requests that said principal amount of Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

                  If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:  ____________________                Name__________________________

______________________________              Address_______________________
(Insert Social Security or Other
Identifying Number of Holder)                     ________________________

Signature Guaranteed                        Signature_____________________
_____________________________                     (Signature must conform in all
                                                  respects to name of holder as
                                                  specified on face of
                                                  this Warrant Certificate and
                                                  must bear a signature
                                                  guarantee by a bank, trust
                                                  company or member broker of
                                                  the New York, Midwest or
                                                  Pacific Stock Exchanges)


                  The Warrants evidenced hereby may be exercised at the following addresses:

By hand at        ___________________________________

                  ___________________________________

                  ___________________________________

By mail at        ___________________________________

                  ___________________________________

                  ___________________________________


                  [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants -- complete as appropriate.]

                                   Assignment

                  [Form of Assignment To Be Executed If Holder
                 Desires To Transfer Warrants Evidenced Hereby]

                  FOR VALUE RECEIVED ______________________________ hereby
sells, assigns and transfers unto

------------------------------
(Please print name)

------------------------------
(Address)

------------------------------
(City, including zip code)

------------------------------
(Please insert social security
 or other identifying number)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer said Warrant Certificate on the Books of the Warrant Agent with full power of substitution in the premises.


Dated:

                                              ------------------------------
                                              Signature

                                              (Signature must conform in all
                                              respects to name of holder as
                                              specified on the face of this
                                              Warrant Certificate and must bear
                                              a signature guarantee by a bank,
                                              trust company or member broker of
                                              the New York, Midwest or Pacific
                                              Stock Exchange)

Signature Guaranteed

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